UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2007

KINGLAKE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
________________

Nevada                                                         000-52760                        75-3263792
(State or Other Jurisdiction of Incorporation)     (Commission File Number)           (I.R.S. Employer Identification)

Suite 500-666 Burrard Street, Vancouver, BC, V6C 3P6 Canada
(Address of principal executive offices, including zip code)

604-895-7412
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

[Missing Graphic Reference]

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On December 23, 2007 Kinglake Resources, Inc., (the "Registrant") entered into a Share Exchange Agreement (the “Share Exchange Agreement”), with Orient Come Holdings Limited, a company organized under the laws of British Virgin Island (“Orient Come”) and Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the People’s Republic Of China ("Chinese Advertisement Company” or “K’s Media”).  The closing (the "Closing Date") of the Share Exchange Agreement is subject to certain conditions, including but not limited to conditions discussed below.  The Company anticipates that the Closing Date will occur within approximately 15 business days of the date of this report.  The Company can not provide any assurances that the Share Exchange Agreement will be completed.

Pursuant to the terms of the Share Exchange Agreement, the shareholders of Orient Come (the “Orient Come Shareholders”) will transfer to the Registrant all of the Orient Come shares in exchange for the issuance of 13,000,000 shares of our common stock (the “Acquisition”). As a result of the Acquisition, Orient Come will become our wholly-owned subsidiary and the Orient Come Shareholders and/or their designated third parties will acquire in the aggregate approximately 62% of our issued and outstanding stock.  In addition, pursuant to the provisions of the Share Exchange Agreement, 10,500,000 new issued, but not outstanding restricted common shares of our common stock (the "Escrowed Shares") will be issued to the shareholders or their designed parties of Chinese Advertisement Company (“Shareholders of Chinese Advertisement Company” or "Shareholders of K's Media").

In connection with the Share Exchange Agreement, we entered into an Escrow Agreement (“Escrow Agreement”) with Orient Come, Chinese Advertisement Company, and Shareholders of Chinese Advertisement Company.  Pursuant to the Escrow Agreement, the Escrow Shares will be deposited or held in an escrow account with an escrow agent. A total of 7,875,000 (75%) of the Escrow Shares are being held as security for the achievement of the following signed sale objectives to be achieved by Chinese Advertisement Company on the three subsequent anniversary dates of the Escrow Agreement: (i) on the first anniversary date in fiscal year 2008 (the “2008 Performance Threshold”) a maximum of 2,625,000 escrow shares will be released upon achievement of greater than $1,900,000 in signed sales. If less than $1,900,000 in signed sales is achieved, the escrow shares will be released on a proportional basis to achieved signed sales. If sales during the 2008 Performance Threshold should be less than $1,059,000 no escrow shares will be released. (ii) on the second anniversary date in fiscal year 2009 (the “2009 Performance Threshold”) a maximum of 2,625,000 escrow shares will be released upon achievement of $14,380,000 in signed sales. If less than $14,380,000 in signed sales is achieved, the escrow shares will be released on a proportional basis to achieved signed sales. If sales during the 2009 Performance Threshold should be less than $7,990,000 no escrow shares will be released. In addition unreleased escrow shares from the 2008 Performance Threshold can be released in fiscal year 2009 if greater than 90% of the $14,380,000 sales threshold is achieved. and (iii) on the third anniversary date in fiscal year 2010 (the “2010 Performance Threshold”) a maximum of 2,625,000 escrow shares will be released upon achievement of $33,230,000 in signed sales. If less than $33,230,000 in signed sales is achieved, the escrow shares will be released on a proportional basis to achieved signed sales. If sales during the 2009 Performance Threshold should be less than $18,460,000 no escrow shares will be released. Subsequent to the third anniversary date all unreleased escrow shares will be canceled. The remaining 2,625,000 (25%) of the Escrow Shares are issuable to a third party service provider and are being held as security for K's Media entering into advertising agreements with KTV clubs as facilitated by the third party service provider. If at the end of fiscal year 2008 the third party service provider has signed up less than 300 KTV clubs under advertising agreements with K's Media, then 60% of the Escrowed Shares shall be cancelled.  If at the end of fiscal year 2009 and fiscal year 2010 the third party service provider has facilitated less than 600 advertising agreements per each year, then 20% of these Escrowed Shares shall be cancelled respectively.

Concurrent with the Share Exchange Agreement, we entered into a Business Cooperation Agreement with Orient Come and Chinese Advertisement Company (“Business Cooperation Agreement”). Pursuant to the provisions of the Business Cooperation Agreement, Chinese Advertisement Company will retain the services of Orient Come in relation to the current and proposed operations of Chinese Advertisement Company’s business in the People’s Republic of China (“Orient Come’s Services”). Chinese Advertisement Company will remit a quarterly consulting fee, equal to 80% of its quarterly revenues after deduction of direct operating costs, expenses and taxes in consideration of Orient Come’s Services.  In connection with the Share Exchange Agreement we will also issue 2,000,000 shares of our common stock to Sino Return Holdings Limited, a non-affiliate party as finder’s fee.

On or prior to the Closing Date, Mr. Jake Wei will resign as Chief Executive Officer and Mrs. Wendy Shi will resign as Chief Financial Officer and director.  In addition, Mr. Xin Chen and Ms. Wendy Shi will resign as directors effective on the 10th day after mailing of a Schedule 14f-1 statement to our stockholders.  Mr. Jake Wei will remain as director.  Our Board of Directors will appoint Mr. Ke Wang to serve as Chairman, Mr. James Wei to serve as director and Mr. Yan Zhuang to serve as director, such appointments effective on the 10th day after mailing of a Schedule 14f-1 statement to our stockholders.  Mr. Wang, Mr. James Wei and Mr. Zhuang, once their nominations are effective, will serve on the Board of Directors of the Company and shall hold office until the next election of directors by stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.  Mr. Yan Zhuang will serve as Chief Executive Officer.  Mr. Jake Wei shall serve as Chief Financial Officer.  Ke Wang and James Wei are affiliates of Orient Come.  James Wei is also an affiliate of K's Media and brother of Jake Wei.

A copy of the Share Exchange Agreement, Escrow Agreement, and Business Cooperation Agreement are incorporated herein by reference and are filed as Exhibits to this Form 8-K. The description of the transactions contemplated by the Share Exchange Agreement, Escrow Agreement and our obligations under the Business Cooperation Agreement set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.  There are no assurances that the Company will complete the Share Exchange Agreement and related transactions.

Orient Come and K's Media Overview

Following the Closing Date of the Share Exchange Agreement, we will engage in media and advertising throughout China.  The Chinese Advertising Company is an emerging media company that will target high end consumers in China by placing premium brand advertising in "KTV" clubs on behalf of top-tier consumer products clients. KTV clubs are popular entertainment establishments in Asia that rent private rooms containing karaoke singing equipment, typically to groups of friends and business colleagues.

Concurrent with execution of the Share Exchange Agreement, Orient Come signed a Business Cooperation Agreement with the Chinese Advertisement Company. We will not have an equity interest with the Chinese Advertisement Company. In order to meet ownership requirements under Chinese law, which restrict foreign companies with less than three years of operation history in advertising industry from operating in the advertising industry in China, we and Orient Come executed a series of exclusive contractual agreements. These contractual agreements will allow us to, among other things, to secure significant rights to influence the Chinese Advertisement Company’s business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 80% income earned by the Chinese Advertisement Company. In addition, to ensure that the Chinese Advertisement Company and its shareholders perform their obligations under these contractual arrangements, the shareholders have pledged to Orient Come all of their equity interests in the Chinese Advertisement Company. At such time that current restrictions under People's Republic Of China (PRC) law on foreign ownership of Chinese companies engaging in the advertising industry in China are lifted, or we have acquired a non-Chinese advertisement company that has over three years operation in advertising industry (“Qualified Advertising Subsidiary”), Orient Come may exercise its option to purchase the equity interests in the Chinese Advertisement Company and transfer the ownership to the Qualified Advertising Subsidiary.

Below is a summary of the contractual agreements entered into by us, Orient Come and the Chinese Advertisement Company to be effective on the Closing Date:

Exclusive Business Cooperation Agreement

Pursuant to an Exclusive Business Cooperation Agreement entered into by and between Orient Come, us and the Chinese Advertisement Company on December 23, 2007, Orient Come will have the exclusive right to provide to the Chinese Advertisement Company complete technical support, business support and related consulting services, which include, among others, graphic design, technical services, business consultations, equipment or property leasing, marketing consultancy and product research.  The Chinese Advertisement Company agrees to pay an annual service fee to Orient Come equal to a certain percentage of the Chinese Advertisement Company’s total amount of operational income each year. This agreement has a twenty-year term, subject to renewal and early termination in accordance with the terms therein.

Exclusive Option Agreement

Under Exclusive Option Agreements entered into by and among Orient Come, Shareholders of  Chinese Advertisement Company and  the Chinese Advertisement Company dated December 23, 2007, the Shareholders of Chinese Advertisement Company will irrevocably grant to Orient Come or its designated party an exclusive option to purchase, to the extent permitted by PRC law, a portion or all of their respective equity interests in  the Chinese Advertisement Company for a purchase price of One Hundred US dollar. Orient Come or its designated party will have the sole discretion to decide when to exercise the option, whether in part or in full. Each of these agreements has a twenty-year term, subject to renewal at Orient Come’s election.

Equity Pledge Agreement

Under the Equity Pledge Agreements entered into by and among Orient Come, the Chinese Advertisement Company and Shareholders of Chinese Advertisement Company dated December 23, 2007, the Shareholders of Chinese Advertisement Company will pledge all of their equity interests in the Chinese Advertisement Company to guarantee in the Chinese Advertisement Company’s performance of its obligations under the Exclusive Business Cooperation Agreement.  If the Chinese Advertisement Company or any of its shareholders breaches his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, Orient Come, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The Shareholders of  Chinese Advertisement Company agree not to dispose of the pledged equity interests or take any actions that would prejudice Orient Come's interest, and to notify Orient Come of any events or upon receipt of any notices which may affect Orient Come' interest in the pledge. Each of the equity pledge agreements will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been fulfilled.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of December 23, 2007.

10.1	Escrow Agreement, dated as of December 23, 2007.

10.2	Option Agreement, Dated as of December 23, 2007

10.3	Business Cooperation Agreement, Dated as of December 23, 2007

10.4	Equity Pledge Agreement, Dated as of December 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name
Kinglake Resources, Inc.
Date: December 28, 2007	By:	/s/ Jake Wei
Name Jake Wei
Title Chief Financial Officer